AMENDMENT AND RATIFICATION OF ASSIGNMENT AGREEMENT WITH CONTINGENT RIGHT OF REVERTER

KNOW ALL MEN BY THESE PRESENTS THAT:

WHEREAS, by that certain Assignment Agreement with Contingent Right of Reverter (hereafter the “Agreement”) made effective as of August 10, 2002 (the “Effective Date”), i-minerals inc.  (formerly Alchemy Ventures, Ltd. “ALY”) a company incorporated pursuant to the Canada Business Corporations Act  (“IMA”), received certain state mineral lease applications from Idaho Industrial Minerals, LLC., an Idaho limited liability company (“IIM”) and Northwest Kaolin, Inc., an Idaho corporation (“NWK”), collectively, referred to hereinafter as the “Parties”.

WHEREAS, a Memorandum of Assignment Agreement with Contingent Right of Reverter was recorded for notice purposes in the Latah County Recorder’s office at Moscow, ID covering the lease applications as more completely described on Exhibit A, attached hereto and incorporated herein.

WHEREAS, ALY changed its name to i-minerals inc. and was continued from the jurisdiction of the Company Act (British Columbia) to the jurisdiction of the Canada Business Corporation Act on January 22, 2004 and its wholly owned subsidiary, AlchemyKaolin, Inc., an Idaho incorporated company, changed its name to i-minerals, USA inc. in February 2005. (“IMI”); and

WHEREAS, the undersigned desire to ratify the Agreement in all its terms except as modified, amended and changed to the extent and in the manner hereinafter provided.

NOW THEREFORE, in consideration of the premises and the sum of Ten dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, we, the undersigned, and each for itself, himself and herself, as the case may be, do hereby:

1.  Replace all references to Alchemy Ventures, Ltd. (“ALY”) with i-minerals inc. (“IMA”), respectively, throughout the Agreement, except as herein amended.

 2. Replace in their entirety the sections of the Agreement corresponding to the subsequent numbered sections such that the wording at each such replaced section of the Agreement will read:

1.2 Accord and Satisfaction.  The Parties agree that with the issuance of a total of 1,750,000 common shares, plus such additional shares as represented by the interest accumulation calculated pursuant to Section 2.6 (Additional Consideration), of IMA to IIM, IIM releases any and all interest in the Lease Applications, Leases and Properties, as those capitalized terms are defined in the Agreement, and that IIM acknowledges that it has received full and final consideration of the transfer of the rights to the Lease Applications to IMI.

1.4       Term.  The Term of this Agreement shall commence on the Effective Date and shall continue for a period of six (6) years (the “Term”), unless sooner terminated as provided in this Agreement.

2.1.2  Upon Completion of a Feasibility Study.  Not later than thirty (30) days after completion of a Feasibility Study, IMA shall deliver to IIM, Four Hundred Thousand (400,000) common shares of IMA and such additional shares as calculated according to Section 2.6 (Additional Consideration), subject to any hold periods and all other restrictions as may be imposed by the TSX Venture Exchange (the “TSX.V”).

2.1.4  Upon Completion of a Permitting Process.  Not later than thirty (30) days after completion of the Permitting Process, IMA shall deliver to IIM, Five Hundred Thousand (500,000) common shares of IMA such additional shares as calculated according to Section 2.6 (Additional Consideration) subject to any hold periods and all other restrictions as may be imposed by the TSX.V.  The “Permitting Process” means the activities and time period required to obtain all federal, state or local government permits, licenses or other approvals (including water rights) necessary for IMI (or its successors, subsidiaries or affiliates), to construct and operate commercial mining and beneficiation facilities on the Properties, including, if required, through the development of a Production Plant.

2.1.5    On Completion of a Production Plant and First Delivery of Commercial Product.  Not later than thirty (30) days after completion of the first delivery of a Commercial Product from a Production Plant, IMA shall deliver to IIM, Four Hundred Thousand (400,000) common shares of IMA such additional shares as calculated according to Section 2.6 (Additional Consideration) subject to any hold periods and all other restrictions as may be imposed by the TSX.V.  The “first delivery of Commercial Product” shall be when IMI (or its successors, subsidiaries or affiliates),sells the product from beneficiating Mineral(s) in its Production Plant to a third-party end user or agent or broker for end users in commercially reasonable quantities at a cash amount representing the fair market value for the product so delivered.

3.  Add to the Agreement Section 2.6 Additional Consideration to read as follows:

2.6  Additional Consideration.  IIM shall receive compensation for time delays in IMI (or its successors, subsidiaries or affiliates) meeting the performance objectives as described in the Agreement, independent of whether such delays are within or outside of IMI’s control.  Such compensation shall be calculated by attributing interest to such delays based on an interest rate calculated by equal weightings of the Prime Bank Lending Rate and the 10 year United States Treasury Bill as quoted daily in The Wall Street Journal as of the third anniversary date of this Agreement (the “Interest Rate”).  The Interest Rate shall be applied against the value of the 1,300,000 un-issued shares (the “Un-issued Shares”) as of the third anniversary date of this Agreement.   The Un-issued Shares shall each have a deemed value equal to the closing price of IMA’s shares on the TSX Venture Exchange as of the third anniversary date of this Agreement (the “Deemed Share Value”).  The value of such interest accumulation shall be calculated by multiplying the portion of the Un-issued shares due on achievement of the milestone by the Deemed Share Value by the Interest Rate by the period of time from the third anniversary of this Agreement to the achievement of the milestone (the “Interest Accumulation”).  For purposes on an example only, if the Interest Rate is 6%, the Deemed Share Value $0.25 and the 400,000 shares due on completion of a feasibility study were delivered 15 months after the third anniversary of the agreement, the related Interest Accumulation would be 400,000 * 0.25 *0.06 * 15/12 = $7,500.  The interest accumulation shall be paid to IIM in additional common shares of IMA.  The number of shares to be issued shall be determined by dividing the Interest Accumulation by the market price of IMA shares as of the date IMA declares the performance benchmark achieved where the market price is defined by the policies of the TSX.V  Upon each performance achievement date thereafter the value of Interest Accumulation related to all remaining Un-issed Shares shall be calculated and paid to IIM in the same manner; provided, the “Un-issued Shares” and “Deemed Share Value” shall be recalculated and reset, respectively, in similar manner at each subsequently achieved milestone.

4. Ratify, adopt and confirm the Agreement in all its terms and provisions as modified, amended and changed herein, and do hereby grant, convey and assign said Lease Applications, Leases and Properties, as more fully described in Exhibit A attached hereto and incorporated by this reference, which description supercedes and replaces all previous descriptions of the Lease Applications, Leases and Properties, unto i-minerals, Inc., its successors, subsidiaries, affiliates and assigns in interest, as fully and completely as if it had originally been named as assignee in said Agreement.

5.  This Amendment and Ratification and all share issuances contemplated herein are subject to the approval of the TSX Venture Exchange.

We, the undersigned, hereby declare that said Assignment Agreement with Contingent Right of Reverter in all its terms and provisions, as herein amended, is binding on us and each of us and is a valid and subsisting Assignment Agreement with Contingent Right of Reverter, which is binding, as amended, on the respective heirs, executors, administrators, successors or assigns of the undersigned.

IN WITNESS WHEREOF, this Amendment and Ratification has been executed as of the day and year first above written.

IIM:	IMA:
IDAHO INDUSTRIAL MINERALS LLC.	i-minerals, Inc.

By /s/ Robert Lemke	By /s/ Roger Kauffman
_______ President	_______ President

NWK:	IMI:
Northwest Kaolin, Inc.	i-minerals USA, Inc.

By /s/ Robert Lemke	By /s/ Roger Kauffman
_______ President	_______ President

EXHIBIT A
TO THAT CERTAIN
AMENDMENT AND RATIFICATION OF ASSIGNMENT AGREEMENT WITH CONTINGENT RIGHT OF REVERTER

Dated August 10, 2005
By and between i-minerals, Inc. and Idaho Industrial Minerals, LLC

MINERAL LEASES HELD BY I-MINERALS USA, INC.
AS OF AUGUST 10, 2005

LEASE No.	Township	Range	Section	Legal Description	Acres
9266	41 North	1 East	18	Lot 2 (SW¼NW¼), NE¼, E½NW¼, W½SE¼, W½SE¼SE¼	381
9267	41 North	1 East	17	NW¼, N½SW¼, S½SW¼SE¼, SE¼SE¼, W½NE¼, W½NE¼NE¼	400
9268	40 North	1 West	6	Lot 9 (SW¼NW¼), Lot 10 (NW¼SW¼), Lot 11 (SW¼SW¼), SE¼NW¼, E½SW¼, SE¼, SW¼NE¼	451
9269	40 North	1 West	8	S½, NE¼NE¼, S½NE¼	440
9272	41 North	1 West	23	Lot 1 (NE¼NE¼) Lot 2 (NW¼NW¼) Lot 3 (SW¼NW¼) Lot 4 (SE¼NE¼) Lot 5 (NE¼SE¼) Lot 6 (NW¼SW¼) Lot 7 (SW¼SW¼) Lot 8 (SE¼SE¼) E½SW¼, W½SE¼	485
9273	41 North	1 West	22 27	NE¼SW¼ Lot 1 (SE¼SE¼) Lot 2 (SW¼SE¼) Lot 3 (SE¼SW¼) Lot 4 (SW¼SW¼) W½NW¼, SE¼NW¼, S½NE¼, N½S½	556

9275	41 North	1 West	20 24 36	W½NE¼, NE¼NE¼, W½SE¼, SE¼SE¼ Lot 2 (NW¼NW¼), Lot 3 (SW¼NW¼), E½NW¼, NW¼NE¼ SW¼SE¼, E½SW¼	562
9276	41 North	1 West	21 22	N½ N½	640
9279	41 North	1 West	16	Lot 3 (SE¼SW¼), Lot 4 (SW¼SW¼), NW¼, N½SW¼, S½NE¼	414
9293	40 North	1 West	17	NW¼, N½NE¼, SE¼NE¼, NW¼SE¼	320